Exhibit 99.1

Texas Roadhouse, Inc. Announces Fourth Quarter 2019 Results

Increases Quarterly Dividend 20% to $0.36 per Share

LOUISVILLE, KY. (February 20, 2020) – Texas Roadhouse, Inc. (NasdaqGS: TXRH), today announced financial results for the 14 and 53 week periods ended December 31, 2019.

	Fourth Quarter			Year to Date
($000's)	2019	2018	% Change	2019	2018	% Change
Total revenue	$725,238	$605,912	19.7%	$2,756,163	$2,457,449	12.2%
Income from operations	53,411	33,207	60.8%	212,023	187,789	12.9%
Net income	42,686	30,332	40.7%	174,452	158,225	10.3%
Diluted EPS	$0.61	$0.42	45.4%	$2.46	$2.20	11.9%

Note: Fourth quarter and full year 2019 results include 14 and 53 weeks, respectively, compared to 13 and 52 weeks in the fourth quarter and full year of 2018, respectively.

Results for the fourth quarter included the following highlights:

•	Comparable restaurant sales increased 4.4% at company restaurants and 3.4% at domestic franchise restaurants;

•	Restaurant margin, as a percentage of restaurant and other sales, increased 117 basis points to 17.1% as the benefit of the 53rd week, a higher average check, and labor productivity were partially offset by wage rate and commodity inflation. Restaurant margin dollars increased 28.6% to $122.9 million from $95.6 million in the prior year;

•	Diluted earnings per share increased 45.4% to $0.61 from $0.42 in the prior year. Diluted earnings per share were positively impacted by $0.10 to $0.11 as a result of the 53rd week;

•	11 company restaurants, including two Bubba’s 33 restaurants, and three international franchise restaurants were opened; and

•	The Company repurchased 170,187 shares of common stock for $8.9 million.

Results for the year-to-date period included the following highlights:

•	Comparable restaurant sales increased 4.7% at company restaurants and 3.8% at domestic franchise restaurants;

•	Restaurant margin, as a percentage of restaurant and other sales, decreased six basis points to 17.3%, as higher labor costs driven by wage rate and other inflation was offset by lower cost of sales due to the benefit of a higher average check. Restaurant margin dollars increased 11.8% to $474.2 million from $424.2 million in the prior year;

•	Diluted earnings per share increased 11.9% to $2.46 from $2.20 in the prior year. Diluted earnings per share were positively impacted by $0.10 to $0.11 as a result of the 53rd week;

•	22 company restaurants, including three Bubba’s 33 restaurants, and nine, primarily international, franchise restaurants were opened; and

•	The Company repurchased 2,625,245 shares of common stock for $139.8 million.

Kent Taylor, Chief Executive Officer of Texas Roadhouse, Inc., commented, “We are very pleased to end the year on a strong note, highlighted by our double digit revenue growth and improved restaurant margins in the second half of the year. Fourth quarter comparable restaurant sales grew 4.4% at company restaurants, which represents our 40th consecutive quarter of growth. This is certainly a credit to our operators, who for 10 straight years have found ways to continue to grow sales. In addition, our healthy cash flow allowed us to increase our quarterly cash dividend to $0.36 per share in 2020 which is our seventh straight year of increasing our dividends by double digits.”

Taylor continued, “We are off to a solid start in 2020, with comparable restaurant sales growth of 6.4% for the first seven weeks of the year. In addition, our development pipeline remains strong and we continue to target at least 30 company restaurant openings for the year.”

2020 Outlook

Comparable restaurant sales at company restaurants for the first seven weeks of our first quarter of fiscal 2020 increased 6.4% compared to the prior year period.

Management reiterated the following expectations for 2020:

•	Positive comparable restaurant sales growth;
•	At least 30 company restaurant openings;
•	Store week growth of 3.5% to 4.5%, including the negative impact of lapping the 53rd week from 2019;

•	Commodity cost inflation of 1.0% to 2.0%;
•	Mid-single digit growth in labor dollars per store week; and
•	An income tax rate of 14.0% to 15.0%.

Management updated the following expectations for 2020:

•	Total capital expenditures of $210 million to $220 million.

Cash Dividend Payment

On February 20, 2020, our Board of Directors authorized the payment of a quarterly cash dividend of $0.36 per share of common stock. This payment, which will be distributed on March 27, 2020 to shareholders of record at the close of business on March 11, 2020, represents a 20% increase from the cash dividend of $0.30 per share of common stock declared during each quarter of 2019. Since the inception of our dividend program in 2011, our cash dividend per share of common stock has increased an average of 18.2% per year.

Non-GAAP Measures

We prepare our consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”). Within our press release, we make reference to restaurant margin (in dollars and as a percentage of sales). Restaurant margin represents restaurant and other sales less restaurant-level operating costs, including cost of sales, labor, rent and other operating costs. Restaurant margin should not be considered in isolation, or as an alternative, to income from operations. This non-GAAP measure is not indicative of overall company performance and profitability in that this measure does not accrue directly to the benefit of shareholders due to the nature of the costs excluded. Restaurant margin is widely regarded as a useful metric by which to evaluate restaurant-level operating efficiency and performance. In calculating restaurant margin, we exclude certain non-restaurant-level costs that support operations, including pre-opening and general and administrative expenses, but do not have a direct impact on restaurant-level operational efficiency and performance. We also exclude depreciation and amortization expense, substantially all of which relates to restaurant-level assets, as it represents a non-cash charge for the investment in our restaurants. We also exclude impairment and closure expense as we believe this provides a clearer perspective of ongoing operating performance and a more useful comparison to prior period results. Restaurant margin as presented may not be comparable to other similarly titled measures of other companies in our industry. A reconciliation of income from operations to restaurant margin is included in the accompanying financial tables.

Conference Call

Texas Roadhouse is hosting a conference call today, February 20, 2020 at 5:00 p.m. Eastern Time to discuss these results. The dial-in number is (877) 699-0953 or (647) 689-5456 for international calls. A replay of the call will be available for one week following the conference call. To access the replay, please dial (800) 585-8367 or (416) 621-4642 for international calls, and use 8963721 as the pass code. There will be a simultaneous Web cast conducted at www.texasroadhouse.com.

About the Company

Texas Roadhouse is a casual dining concept that first opened in 1993 and today has grown to over 610 restaurants system-wide in 49 states and ten foreign countries. For more information, please visit the Company’s Web site at www.texasroadhouse.com.

Forward-looking Statements

Certain statements in this release that are not historical facts, including, without limitation, those relating to our anticipated financial performance, are forward-looking statements that involve risks and uncertainties. Such statements are based upon the current beliefs and expectations of the management of Texas Roadhouse. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, the actual number of restaurants opening; the sales at these and our other company and franchise restaurants; changes in restaurant development or operating costs, such as food and labor; our ability to acquire franchise restaurants; our ability to integrate the franchise restaurants we acquire or other concepts we develop; our ability to continue to generate the necessary cash flows to fund our new restaurant growth, continue our share repurchase program and pay a quarterly cash dividend; strength of consumer spending; pending or future legal claims; breaches of security; conditions beyond our control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting our customers or food supplies; food safety and food-borne illness concerns; acts of war or terrorism and other factors disclosed from time to time in our filings with the U.S. Securities and Exchange Commission. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update any forward-looking statements, except as required by applicable law.

# # #

Contacts:

Investor Relations

Tonya Robinson

(502) 515-7269

Media

Travis Doster

(502) 638-5457

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	14 and 13 Weeks Ended		53 and 52 Weeks Ended
	December 31, 2019	December 25, 2018	December 31, 2019	December 25, 2018
Revenue:
Restaurant and other sales	$719,457	$600,936	$2,734,177	$2,437,115
Franchise royalties and fees	5,781	4,976	21,986	20,334

Total revenue	725,238	605,912	2,756,163	2,457,449

Costs and expenses:
Restaurant operating costs (excluding depreciation and amortization shown separately below):

Cost of sales	233,221	196,476	883,357	795,300
Labor	237,902	200,086	905,614	793,384
Rent	13,358	12,491	52,531	48,791
Other operating	112,093	96,295	418,448	375,477
Pre-opening	7,355	5,522	20,156	19,051
Depreciation and amortization	30,970	25,724	115,544	101,216
Impairment and closure, net	(1,293)	150	(899)	278
General and administrative	38,221	35,961	149,389	136,163

Total costs and expenses	671,827	572,705	2,544,140	2,269,660

Income from operations	53,411	33,207	212,023	187,789

Interest (expense) income, net	(12)	219	1,514	(591)
Equity income from investments in unconsolidated affiliates	278	203	378	1,353

Income before taxes	53,677	33,629	213,915	188,551
Provision for income taxes	9,066	1,936	32,397	24,257

Net income including noncontrolling interests	44,611	31,693	181,518	164,294
Less: Net income attributable to noncontrolling interests	1,925	1,361	7,066	6,069
Net income attributable to Texas Roadhouse, Inc. and subsidiaries	$42,686	$30,332	$174,452	$158,225

Net income per common share attributable to Texas Roadhouse, Inc. and subsidiaries:
Basic	$0.61	$0.42	$2.47	$2.21
Diluted	$0.61	$0.42	$2.46	$2.20

Weighted average shares outstanding:
Basic	69,431	71,584	70,509	71,467
Diluted	69,888	72,182	70,916	71,964

Cash dividends declared per share	$0.30	$0.25	$1.20	$1.00

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31, 2019	December 25, 2018
Cash and cash equivalents	$107,879	$210,125
Other current assets, net	140,020	134,894
Property and equipment, net	1,056,563	956,676
Operating lease right-of-use asset, net	499,801	-
Goodwill	124,748	123,220
Intangible assets, net	1,234	1,959
Other assets	53,320	42,402

Total assets	$1,983,565	$1,469,276

Current liabilities	417,220	385,142
Operating lease liabilities, net of current portion	538,710	-
Other liabilities	96,466	123,426
Texas Roadhouse, Inc. and subsidiaries stockholders' equity	915,994	945,569
Noncontrolling interests	15,175	15,139

Total liabilities and equity	$1,983,565	$1,469,276

Note:  Beginning in 2019, we adopted Accounting Standards Codification 842, Leases, which requires the recognition of an operating lease right-of-use asset and operating lease liability for virtually all leases.

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	53 and 52 Weeks Ended
	December 31, 2019	December 25, 2018
Cash flows from operating activities:
Net income including noncontrolling interests	$181,518	$164,294
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	115,544	101,216
Share-based compensation expense	35,500	33,983
Other noncash adjustments, net	12,374	18,726
Change in working capital	29,362	34,649
Net cash provided by operating activities	374,298	352,868

Cash flows from investing activities:
Capital expenditures - property and equipment	(214,340)	(155,980)
Acquisition of franchise restaurants, net of cash acquired	(1,536)	(2,165)
Proceeds from sale of property and equipment	1,056	-
Net cash used in investing activities	(214,820)	(158,145)

Cash flows from financing activities:
Principal payments on long-term debt	-	(50,000)
Repurchase of shares of common stock	(139,849)	-
Dividends paid	(102,366)	(68,550)
Other financing activities, net	(19,509)	(16,966)
Net cash used in financing activities	(261,724)	(135,516)

Net (decrease) increase in cash and cash equivalents	(102,246)	59,207
Cash and cash equivalents - beginning of period	210,125	150,918
Cash and cash equivalents - end of period	$107,879	$210,125

Texas Roadhouse, Inc. and Subsidiaries

Reconciliation of Income from Operations to Restaurant Margin

(in thousands)

(unaudited)

	14 and 13 Weeks Ended		53 and 52 Weeks Ended
	December 31, 2019	December 25, 2018	December 31, 2019	December 25, 2018
Income from operations	$53,411	$33,207	$212,023	$187,789

Less:
Franchise royalties and fees	5,781	4,976	21,986	20,334

Add:
Pre-opening	7,355	5,522	20,156	19,051
Depreciation and amortization	30,970	25,724	115,544	101,216
Impairment and closure, net	(1,293)	150	(899)	278
General and administrative	38,221	35,961	149,389	136,163

Restaurant margin	$122,883	$95,588	$474,227	$424,163

Restaurant margin (as a percentage of restaurant and other sales)	17.1%	15.9%	17.3%	17.4%

Texas Roadhouse, Inc. and Subsidiaries

Supplemental Financial and Operating Information

($ amounts in thousands, except weekly sales by group)

(unaudited)

	Fourth Quarter		Change		Year to Date		Change
	2019	2018	vs LY		2019	2018	vs LY
Restaurant openings
Company - Texas Roadhouse	9	10	(1)		19	23	(4)
Company - Bubba's 33	2	1	1		3	5	(2)
Company - Other	0	0	0		0	0	0
Franchise - Texas Roadhouse - U.S.	0	0	0		1	0	1
Franchise - Texas Roadhouse - International	3	1	2		8	5	3
Total	14	12	2		31	33	(2)

Restaurant acquisitions/dispositions
Company	1	1	0		1	1	0
Franchise	(1)	(1)	0		(1)	(1)	0
Total	0	0	0		0	0	0

Restaurant closures
Company - Texas Roadhouse	0	0	0		0	0	0
Franchise - Texas Roadhouse - International	0	0	0		(2)	0	(2)
Total	0	0	0		(2)	0	(2)

Restaurants open at the end of the quarter
Company - Texas Roadhouse	484	464	20
Company - Bubba's 33	28	25	3
Company - Other	2	2	0
Franchise - Texas Roadhouse - U.S.	69	69	0
Franchise - Texas Roadhouse - International	28	22	6
Total	611	582	29

Company restaurants
Restaurant and other sales	$719,457	$600,936	19.7%		$2,734,177	$2,437,115	12.2%
Store weeks	7,118	6,307	12.9%		26,473	24,693	7.2%
Comparable restaurant sales growth (1)	4.4%	5.6%			4.7%	5.4%
Texas Roadhouse restaurants only:
Comparable restaurant sales growth (1)	4.3%	5.6%			4.6%	5.4%
Average unit volume (2)	$1,434	$1,251	14.6%		$5,555	$5,209	6.6%
Average unit volume, 2018 adjusted (3)	$1,434	$1,380	4.0%		$5,555	$5,338	4.1%
Weekly sales by group:
Comparable restaurants (448 units)	$102,824
Average unit volume restaurants (21 units) (4)	$94,379
Restaurants less than 6 months old (15 units)	$106,328

Restaurant operating costs (as a % of restaurant and other sales)
Cost of sales	32.4%	32.7%	(28	)bps	32.3%	32.6%	(32	)bps
Labor	33.1%	33.3%	(23	)bps	33.1%	32.6%	57	bps
Rent	1.9%	2.1%	(22	)bps	1.9%	2.0%	(8	)bps
Other operating	15.6%	16.0%	(44	)bps	15.3%	15.4%	(10	)bps
Total	82.9%	84.1%	(117	)bps	82.7%	82.6%	6	bps

Restaurant margin	17.1%	15.9%	117	bps	17.3%	17.4%	(6	)bps

Restaurant margin ($ in thousands)	$122,883	$95,588	28.6%		$474,227	$424,163	11.8%
Restaurant margin $/Store week	$17,264	$15,156	13.9%		$17,914	$17,177	4.3%

Franchise restaurants
Franchise royalties and fees	$5,781	$4,976	16.2%		$21,986	$20,334	8.1%
Store weeks	1,330	1,192	11.6%		4,953	4,670	6.1%
Comparable restaurant sales growth (1)	3.0%	2.7%			3.0%	2.2%
U.S. franchise restaurants only:
Comparable restaurant sales growth (1)	3.4%	4.8%			3.8%	4.3%
Average unit volume (2)	$1,489	$1,308	13.8%		$5,732	$5,389	6.4%
Average unit volume, 2018 adjusted (3)	$1,489	$1,440	3.4%		$5,732	$5,521	3.8%

Pre-opening expense	$7,355	$5,522	33.2%		$20,156	$19,051	5.8%

Depreciation and amortization	$30,970	$25,724	20.4%		$115,544	$101,216	14.2%
As a % of revenue	4.3%	4.2%	2	bps	4.2%	4.1%	7	bps

General and administrative expenses	$38,221	$35,961	6.3%		$149,389	$136,163	9.7%
As a % of revenue	5.3%	5.9%	(66	)bps	5.4%	5.5%	(12	)bps

(1)  Comparable restaurant sales growth reflects the change in year-over-year sales for restaurants open a full 18 months before the beginning of the period measured, excluding sales from restaurants closed during the period.

(2)  Average unit volume includes sales from Texas Roadhouse restaurants open for a full six months before the beginning of the period measured, excluding any sales at restaurants closed during the period.  Q4 2019 and 2019 YTD include 14 and 53 weeks, respectively, while Q4 2018 and 2018 YTD include 13 and 52 weeks.

(3)  For comparative purposes, Q4 2018 and 2018 YTD were adjusted to include 14 and 53 weeks, respectively.

(4)  Average unit volume restaurants include restaurants open a full six and up to 18 months before the beginning of the period measured.

Amounts may not foot due to rounding.